UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2018

RESOURCE APARTMENT REIT III, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-55923

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2018, Resource Apartment REIT III, Inc. (the "Company") entered into an amendment to the advisory agreement (the “Advisory Agreement Amendment”) with Resource REIT Advisor, LLC, the external advisor to the Company, to be effective as of July 2, 2018. The Advisory Agreement Amendment clarifies how the asset management fee is calculated for assets acquired after the most recently established net asset value (“NAV”) and provides that such assets will be valued at cost and all assets owned as of the date of the most recently established NAV will continue to be valued at their appraised value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: December 17, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer